                                                                   EXHIBIT 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
                           GIVE THE
FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                           NUMBER OF:
------------------------------------------------
 1. An individual's        The individual
    account
 2. Two or more            The actual owner
    individuals (joint     of the account
    account)               or, if combined
                           funds, any one of the
                           individuals(1)
 3. Husband and wife       The actual owner
    (joint account)        of the account
                           or, if joint
                           funds, either
                           person(1)
 4. Custodian account of   The minor(2)
    a minor (Uniform
    Gift to Minors Act)
 5. Adult and minor        The adult or, if
    (joint account)        the minor is the
                           only
                           contributor, the
                           minor(1)
 6. Account in the name    The ward, minor,
    of guardian or         or incompetent
    committee for a        person(3)
    designated ward,
    minor, or
    incompetent person
 7.a. The usual            The grantor-
   revocable savings       trustee(1)
   trust account
   (grantor is also
   trustee)
b. So-called trust         The actual
   account that is not a   owner(1)
   legal or valid trust
   under State law
------------------------------------------------

                                        -----
                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:   IDENTIFICATION
                            NUMBER OF:
                                        -----
 8. Sole proprietorship     The owner(4)
    account
 9. A valid trust, estate,  The legal entity
    or pension trust        (Do not furnish
                            the
                            identification
                            number of the
                            personal
                            representative
                            or trustee
                            unless the legal
                            entity itself is
                            not designated
                            in the account
                            title.)(5)
10. Corporate account       The corporation
11. Religious, charitable,  The organization
    or educational
    organization account
12. Partnership account     The partnership
13. Association, club or    The organization
    other tax-exempt
    organization
14. A broker or registered  The broker or
    nominee                 nominee
15. Account with the        The public
    Department of           entity
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

                                        ---------------------------------------
(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner, and you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 . A futures commission merchant registered with the Commodity Futures Trading
   Commission.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secre-taries, Inc., Nominee List.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Section 404(k) payments made by an ESOP.

  Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 852) of the Code.
 . Payments described in section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

  EXEMPT PAYEES DESCRIBED ABOVE SHOULD STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM, RETURN IT TO THE PAYER.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVE-NUE SERVICE.